Exhibit 10.7

PORSCHE LEASING LTD.

AND

PORSCHE CREDIT CORPORATION

AMENDED AND RESTATED SERVICING AGREEMENT

DATED AS OF NOVEMBER 14, 1997

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TABLE OF CONTENTS

(continued)

		Page

Section 5.7.	Binding Effect	23

Section 5.8.	Article and Section Headings	23

Section 5.9.	Execution in Counterparts	23

Section 5.10.	Rights Cumulative	23

Section 5.11.	Further Assurances	23

Section 5.12.	Third-Party Beneficiaries	23

Section 5.13.	No Waiver	24

Section 5.14.	Non-Petition Covenant	24

Section 5.15.	Limitation of Liability	24

Section 5.16.	Series Liabilities	24

EXHIBITS
Exhibit A — Form of Power of Attorney
Exhibit B — Form of Power of Attorney

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AMENDED AND RESTATED SERVICING AGREEMENT

AMENDED AND RESTATED SERVICING AGREEMENT, dated as of November 14, 1997 (as it may be further amended, supplemented or modified, the “Agreement”), between PORSCHE LEASING LTD., a Delaware business trust (the “Origination Trust”), and PORSCHE CREDIT CORPORATION a Delaware corporation (hereinafter, together with its successors and assigns, “PCC” or, in its capacity as servicer hereunder, the “Servicer”).

RECITALS

A.  This Agreement is being entered into to amend that certain Servicing Agreement, dated December 20, 1996, to include provisions treating certain payments by PCC, in its capacity as Servicer, to dealers as contributions by the Servicer to the Origination Trust.

B.  Porsche Funding Limited Partnership, as Settlor and Initial Beneficiary, and Wilmington Trust Company as Trustee (together with any successors and permitted assigns in such capacity, the “Origination Trustee”) have entered into that certain Amended and Restated Trust Agreement dated as of November 14, 1997 (the same, as amended, supplemented or modified and in effect from time to time, the “Origination Trust Agreement”), pursuant to which Porsche Funding Limited Partnership and the Origination Trustee formed the Origination Trust for the purpose of taking assignments and conveyances of and holding and dealing in various Trust Assets in accordance with the Origination Trust Agreement.

C.  The Origination Trustee on behalf of the Origination Trust and at the direction of Porsche Funding Limited Partnership, which also is the sole beneficiary of the Origination Trust, intend to create and issue from time to time to or upon the order of Porsche Funding Limited Partnership various special units of beneficial interest in the Origination Trust (“SUBIs”), whose beneficiaries generally will be entitled to the net cash flow arising from designated portfolios of Trust Assets owned by the Origination Trust, and which SUBIs may be used in connection with various Financings (as defined in the Origination Trust Agreement).

D.  The parties desire to enter into this Agreement to provide for, among other things, the servicing of the Trust Assets (including those evidenced by the SUBIs) by the Servicer.

E.  The parties acknowledge that, in connection with one or more Financings, it may be necessary or desirable to enter into supplemental agreements hereto, including one or more SUBI Servicing Agreement Supplements, providing for further specific servicing obligations with respect to each Financing.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions.

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) unless otherwise defined herein, all capitalized terms shall have the meanings attributed to them in the Origination Trust Agreement, (b) the capitalized terms defined in this Article have the meanings assigned to them in this Article and include (i) all genders and (ii) the plural as well as the singular, (c) all references to words such as “herein”, “hereof” and the like shall refer to this Agreement as whole and not to any particular article or section within this Agreement, (d) the term “include” and all variations thereon shall mean “include without limitation”, and (e) the term “or” shall include “and/or”.

“Agreement” has the meaning set forth in the preamble.

“Board of Directors” means, with respect to any Person, either the Board of Directors of such Person or any duly authorized committee of such Board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of any specified Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification and delivered to the Person to which such resolution is required to be delivered.

“Certificate of Title” shall have the meaning set forth in the Origination Trust Agreement.

“Charged-off Lease” means a Lease with respect to which (a) the related Leased Vehicle has been repossessed and sold or otherwise disposed of, or (b) the Lease has been written off by the Servicer in accordance with its customary policies for writing off lease contracts.

“Collateral Agent” means the Person (if any) acting as collateral agent pursuant to a Collateral Agency Agreement to be entered into by the Origination Trust (and any successors and permitted assigns in such capacity).

“Dealer” shall have the meaning set forth in the Origination Trust Agreement.

“Dealer Agreement” means that certain Dealer Agreement substantially in the form of the Servicer’s current form or such other form as the Servicer shall approve, entered into between Servicer and a Dealer providing for the Dealer, acting as an independent contractor, to enter into retail vehicle leases that, if approved by the Servicer (whether acting for its own account or for the account of any Person for whom it is acting as a servicer) in accordance with the terms and conditions of such agreement, will be acquired, along with the title to the related leased vehicle, by the Servicer for its own account or by an assignee of the Servicer, in either case at prices determined as provided for in such agreement.

“Fees and Taxes” has the meaning set forth in Section 2.1(b)(ii).

“Filings” has the meaning set forth in Section 2.7(e).

“Financing” shall have the meaning set forth in the Origination Trust Agreement.

“Force Majeure Event” means any delay or failure in performance caused by acts beyond the Servicer’s reasonable control, including acts of God, war, vandalism, sabotage, accidents, fires, floods, strikes, labor disputes, mechanical breakdown, shortages or delays in obtaining suitable parts or equipment, material, labor, or transportation, acts of subcontractors, interruption of utility services, acts of any unit of government or governmental agency, or any similar or dissimilar cause.

“Initial Beneficiary” has the meaning set forth in the Origination Trust Agreement.

“Insurance Expenses” means any amount of Insurance Proceeds (a) applied to the repair of the related Leased Vehicle, (b) released to an Obligor in accordance with the normal servicing procedures of the Servicer, or (c) representing other related expenses incurred by the Servicer not otherwise included in Liquidation Expenses and recoverable under this Agreement.

“Insurance Policy” means, with respect to a Lease, Leased Vehicle or Obligor, any policy of comprehensive, collision, public liability, physical damage, personal liability, credit health or accident, credit life or employment insurance, or any other form of insurance.

“Insurance Proceeds” means, with respect to any Lease or the related Leased Vehicle or Obligor, proceeds paid to the Servicer, the Origination Trust or the Origination Trustee, on behalf of the Origination Trust, pursuant to an Insurance Policy and amounts paid to the Origination Trust, the Origination Trustee or the Servicer under any other insurance policy related to such Lease, Leased Vehicle or Obligor (including but not limited to any contingent and excess liability insurance policy or residual value insurance policy maintained by or on behalf of the Origination Trust).

“Lease” shall have the meaning set forth in the Origination Trust Agreement.

“Lease Documents” means, with respect to each Lease, the fully executed Lease and any agreement(s) modifying such Lease (including, without limitation, any extension agreement(s) relating to extended Leases).

“Lease Number” means, with respect to any Lease, the number assigned to such Lease, which number is or will be set forth in the Schedule of Leases and Leased Vehicles.

“Lease Proceeds” means all monies received with respect to the Leases and the Leased Vehicles, including Monthly Lease Payments, Liquidation Proceeds, Sales Proceeds, Insurance Proceeds, Payments Ahead and amounts received upon the sale, exchange or other disposition of the related Leased Vehicles.

“Lease Records” has the meaning specified in Section 2.3(b).

“Leased Vehicles” shall have the meaning set forth in the Origination Trust Agreement.

“Liquidation Expenses” means, to the extent not reimbursed to the Servicer through disposition or other fees pursuant to the Lease Documents, reasonable out-of-pocket expenses incurred by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Lease, including expenses incurred in connection with the repossession of any related Leased Vehicle, the sale of such a Leased Vehicle, whether upon its repossession or upon return of a Leased Vehicle if the related Lease is a Matured Lease, any collection effort (whether or not resulting in a lawsuit against the Obligor under such Lease) or any application for Insurance Proceeds.

“Liquidation Proceeds” means gross amounts received by the Servicer, the Origination Trust or the Origination Trustee, on behalf of the Origination Trust (before reimbursement for Liquidation Expenses), in connection with the realization of the full amounts due or to become due under any defaulted Lease, whether from the sale or other disposition of the related Leased Vehicle (without regard to whether such proceeds exceed the Stated Residual Value therefor), the proceeds of any collection effort (whether or not resulting in a lawsuit against the Obligor under such Lease), the proceeds of recourse payments by Dealers, receipt of Insurance Proceeds, or collection of amounts due hereunder in respect of that Lease (including but not limited to the application of Security Deposits pursuant to Section 2.4) or otherwise.

“Matured Lease” means any Lease that has reached its Maturity Date.

“Matured Leased Vehicle Inventory” as of any date means all Matured Vehicles that have not yet been sold or otherwise disposed of by the Servicer pursuant to this Agreement.

“Matured Vehicle” as of any date means any Leased Vehicle the related Lease of which has reached its Maturity Date, which Leased Vehicle was returned to the Servicer on behalf of the Origination Trust, regardless of the status of the sale or disposition of such Leased Vehicle as of such date.

“Maturity Date” means, with respect to any Lease, the date on which such Lease is scheduled to terminate, as such date may be extended pursuant to Section 2.2(b)(ii).

“Monthly Lease Payment” means, with respect to any Lease, the amount of each fixed monthly payment payable to the Obligee of such Lease in accordance with the terms thereof, net of any portion of such monthly payment that represents late payment charges or collections allocable to payments to be made by Obligors for payment of insurance premiums, excise or use taxes or similar items.

“Obligee” means each Person who is the lessor under a Lease or the assignee thereof, including the Origination Trust.

“Obligor” means each Person who is the lessee under a Lease or a guarantor of the lessee’s obligations.

“Opinion of Counsel” means a written opinion of counsel who may, except as otherwise expressly provided in this Agreement, be counsel for the Servicer (including in-house counsel employed by the Servicer or any Affiliate thereof) and who, in the case of opinions delivered to the Origination Trust or the Origination Trustee, shall be reasonably satisfactory to the Origination Trustee.

“Origination Trust” has the meaning set forth in the preamble.

“Origination Trust Agreement” has the meaning set forth in the Recitals.

“Origination Trust Documents” means and includes this Agreement, the Origination Trust Agreement, and all amendments or supplements or modifications hereto or thereto.

“Origination Trustee” has the meaning set forth in the Recitals.

“Outstanding Lease Balance” means, with respect to any Lease as of any date, the outstanding balance of such Lease calculated in accordance with the Servicer’s customary practice, which is an amount equal to (a) the sum of all Monthly Lease Payments remaining to be made (provided, however, that Payments Ahead received but not yet applied are deemed to be Monthly Lease Payments remaining to be made), less any unearned lease charges or other charges relating to the period beginning after the next succeeding Payment Date on such Lease (determined in accordance with the actuarial method) in accordance with the Servicer’s usual practices, plus (b) the Stated Residual Value of the related Leased Vehicle.

“Payment Ahead” means any payment of one or more Monthly Lease Payments (other than an early termination of the Lease by the Lessee in accordance with the terms of the related Lease) remitted by an Obligor with respect to a Lease in excess of the Monthly Lease Payment due with respect to such Lease, which sums the Obligor has instructed the Servicer to apply to Monthly Lease Payments due in one or more immediately subsequent calendar months.

“Payment Date” means, as to each Lease, the date each month therein set forth as the date Monthly Lease Payments are due.

“Payment Information” shall have the meaning set forth in Section 2.2(c)(i).

“PCC” has the meaning set forth in the preamble.

“Person” means any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, bank, trust company, estate (including any beneficiaries thereof), unincorporated organization or government or any agency or political subdivision thereof.

“PFC” means Porsche Funding Corporation, a Delaware corporation.

“Portfolio” means any collection of specified Leases, Leased Vehicles and other associated Trust Assets the proceeds from which are to be segregated within the. Origination Trust accounts from those of Leases and Leased Vehicles in all other Portfolios; “Portfolio” shall include each SUBI Portfolio plus a separate UTI Portfolio consisting of all those Leases, Leased Vehicles and other associated Trust Assets not allocated to any SUBI Portfolio.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Rating Agency” means any nationally recognized statistical rating organization then rating any securities issued in connection with a Financing; provided the initial rating of such securities was at the request of PCC.

“Registrar of Titles” shall have the meaning set forth in the Origination Trust Agreement.

“Responsible Officer” means any officer in the corporate trust office of the Origination Trustee with direct responsibility for the administration of the Origination Trust Agreement or any other officer of the Origination Trustee to whom any corporate trust matter is referred because of his or her knowledge of or any familiarity with the particular subject.

“Sales Proceeds” means the proceeds, net of Liquidation Expenses, actually received by the Servicer or the Origination Trustee, on behalf of the Origination Trust, with respect to a Matured Vehicle.

“Schedule of Leases and Leased Vehicles” means the list of Leases and related Leased Vehicles, on microfiche, microfilm or hard paper copy, that are included as Trust Assets in the Origination Trust, as such list may be revised and supplemented from time to time pursuant to Section 3.1, and which shall set forth the following information with respect to each such Lease:

Lease Number

Date of Origination

Maturity Date

Monthly Lease Payment

Original Lease Balance

Outstanding Lease Balance as of the last day

of the immediately preceding calendar month

Stated Residual Value

Portfolio

Vehicle Identification Number

Model Year

Make

Model

“Security Deposit” means, with respect to any Lease, the refundable security deposit (if any) specified in such Lease.

“Servicer” has the meaning set forth in the preamble.

“Servicer Termination Event” means any of the acts, events or occurrences set forth in Section 4.1(a).

“Servicing Fee” shall have the meaning specified in Section 2.5(a).

“Settlor” has the meaning set forth in the Recitals.

“Stated Residual Value” means, with respect to a Leased Vehicle, the amount stipulated in the related Lease (as reflected in the Schedule of Leases and Leased Vehicles) as the estimated end of term residual value of such Leased Vehicle at the Maturity Date of the related Lease, as established upon the date of origination of the related Lease.

“SUBI” has the meaning set forth in the Recitals.

“SUBI Asset” means (a) any Lease or Leased Vehicle segregated by or on behalf of the Origination Trust into any SUBI Portfolio as to which a SUBI has been created and issued and remains outstanding, and (b) any other Trust Asset allocated to or earned by any SUBI.

“SUBI Portfolio” means, as to each SUBI, that collection of Leases, Leased Vehicles and other associated Trust Assets allocated by the Origination Trust to such SUBI from time to time from among all those Leases, Leased Vehicles and other associated Trust Assets owned by the Origination Trust.

“SUBI Servicing Agreement Supplement” means any supplement or amendment to this Agreement entered into from time to time to accommodate the creation and issuance of a particular SUBI and to specify any special responsibilities or obligations that the Servicer may be required to undertake in connection therewith.

“SUBI Supplement” means any supplement or amendment to the Origination Trust Agreement executed from time to time in connection with the creation and issuance of a particular SUBI.

“Supplemental Servicing Fees” means any late fees, disposition fees, purchase option fees and other administration fees or similar charges (including any fees payable in connection with or pursuant to an extension agreement) paid by any Obligor pursuant to a Lease.

“Title Document” means, with respect to any Leased Vehicle, the Certificate of Title of such Leased Vehicle.

“Trust Agent” means any Person with whom the Origination Trustee contracts to act as its agent with respect to carrying out certain of its duties as Origination Trustee hereunder or under the Origination Trust Agreement, as provided for in the Origination Trust Agreement.

“Trust Asset” means any asset of any type owned by the Origination Trust.

“United States” means the United States of America, its territories and possessions and areas subject to its jurisdiction.

“UTI” means the undivided trust interest in the Origination Trust created pursuant to Section 4.1 of the Origination Trust Agreement.

“UTI Asset” means all Trust Assets that are not SUBI Assets.

“UTI Certificate” has the meaning set forth in Section 4.1 of the Origination Trust Agreement.

“UTI Holder” means initially, PCC and any other registered holder of the UTI Certificate.

“UTI Pledge” means a pledge of, and a grant of a security interest in, the UTI and the UTI Certificate in connection with a Financing.

“UTI Portfolio” means the collection of Leases, Leased Vehicles and other associated Trust Assets not allocated to any SUBI Portfolio.

“UTI Servicing Agreement Supplement” means any supplement or amendment to this Agreement entered into from time to time to specify any special responsibilities or obligations that the Servicer may be required to undertake in connection with the UTI.

ARTICLE II

ADMINISTRATION AND SERVICING OF LEASES

Section 2.1. Servicer to Act as Servicer.

(a)  Pursuant to Section 3806(b)(7) of the Delaware Business Trust Act, as agent for the Origination Trust, the Servicer shall manage the Origination Trust and shall service, administer and collect under the Leases and the other Trust Assets in accordance with the terms of this Agreement, and shall have full power and authority, acting alone and subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with such servicing, administering and collecting that it may reasonably deem necessary or desirable. The duties of the Servicer shall include, among other things, collecting and posting payments, responding to inquiries of Obligors on the Leases, investigating delinquencies, sending payment statements and reporting tax information to Obligors, disposing of returned vehicles, paying costs of disposition of Leased Vehicles related to Charged-off Leases and policing the Leases, administering the Leases, including accounting for collections, furnishing monthly and annual statements to the Origination Trust with respect to distributions, generating federal and state income tax information and preparing and filing all tax returns (if any) of the Origination Trust.

Without limiting the generality of the foregoing, the Servicer hereby expressly agrees to perform and carry out on behalf of the Origination Trust, all of the obligations on the part of the Obligee under the Leases and is hereby authorized and empowered by the Origination Trust, to execute and deliver, in its own name or on behalf of the Origination Trust, or both of them, as the case may be, any and all instruments of satisfaction, extension or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Leases or the Leased Vehicles.

If the Servicer shall commence a legal proceeding to enforce a Lease, the Origination Trust shall thereupon be deemed to have automatically assigned, solely for the purpose of collection on behalf of the Origination Trust, its interest in such Lease and the related Leased Vehicle to the Servicer to the extent necessary for the purposes of participating in such proceeding. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Lease on the grounds that it is not the real party in interest or a holder entitled to enforce such Lease, the Origination Trust shall, at the expense and direction of the Servicer, take steps to enforce the Lease, including bringing suit in its name. The Origination Trust shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer agrees that its servicing of the Leases shall be carried out in accordance with customary and usual procedures of institutions that service leases with respect to similar types of vehicles.

(b)  (i) The Servicer shall continue to maintain or enter into on behalf of the Trust, in the ordinary course of its business, Dealer Agreements with Dealers selected by the Servicer from time to time in its reasonable discretion (together with such supplemental agreements as shall be necessary to permit the Origination Trust to enforce any rights against the Dealers). The Servicer shall direct each of the Dealers with whom it has such a Dealer Agreement (other than those identified in writing by PCC or the Servicer to the Origination Trustee from time to time as nonparticipants in the Origination Trust allocation arrangements) to assign to the Origination Trust all approved Leases (other than those types of leases or those specific leases identified in writing by PCC or the Servicer to the Origination Trustee from time to time) (and the Certificates of Title to the associated Leased Vehicles) originated by the Dealer. The Servicer shall further direct each such Dealer to show on each application for the initial Certificate of Title for each Leased Vehicle (x) the owner of the Leased Vehicle as “Porsche Leasing Ltd.” or a nominee thereof and (y) the lienholder being the Collateral Agent (if any) using such phrases as will satisfy the Registrar of Titles in each relevant jurisdiction, or such other designation(s) as the Servicer shall determine. The Servicer shall direct each such Dealer to include the address of the Obligee as the address of the recorded owner and to include the Collateral Agent’s address as the address of the lienholder which address shall be care of the Servicer’s principal service facility, or that of any substitute or successor Servicer, and otherwise to comply with the Servicer’s normal requirements under its Dealer Agreements with respect to each Lease and Certificate of Title. Notwithstanding anything to the contrary contained herein, however, should any such Dealer fail to assign either a lease or leased vehicle to the Origination Trust, the Servicer shall not be obligated to cause any correction thereof, but, unless and until such error is corrected, such lease and leased, vehicle shall not be included as a Trust Asset. Other errors by a Dealer in complying with the foregoing Servicer instructions, if immaterial, shall not affect the status of a lease or leased vehicle as a Trust Asset nor shall the Servicer be obligated to correct them. The obligations of the Servicer pursuant to this Section 2.1(b)(i) shall survive any partial or complete termination of the Servicer pursuant hereto for any Lease entered into prior to the termination of this Agreement.

(ii)  The Servicer may pay funds to a Dealer for the purchase by the Origination Trust of Leases and Leased Vehicles and may pay any fees, taxes and the like (“Fees and Taxes”) payable by the Origination Trust. Any payment by the Servicer to a Dealer to acquire a Leased Vehicle or a related Lease shall constitute a contribution by the Servicer to the Trust in respect of the Servicer’s ownership interest in the UTI and the UTI shall immediately thereafter be deemed to represent the entire beneficial interest in such Leased Vehicle, any related Lease and any related Trust Assets (whether such Lease was originated by a Dealer or by the Trust).

(c)  Notwithstanding anything to the contrary contained in Section 2.1(b)(ii), to the extent that, at the time of any request by the Servicer for reimbursement pursuant to that section the Servicer shall owe any amount to the Origination Trust, the Origination Trust may set off the

amount of such Servicer obligation against any reimbursement otherwise payable to the Servicer thereunder.

(d)  The Servicer shall pay to Dealers any “dealer reserve” payments that would be made by the Servicer for Leases originated by the Servicer in accordance with the Servicer’s customary practices.

Section 2.2. Collection of Monthly Lease Payments and Remittances; Application of Proceeds.

(a)  The Servicer shall use commercially reasonable efforts to (i) collect all payments required under the terms and provisions of each Lease; and (ii) cause each Obligor to make all payments in respect of the Lease to which such Obligor is a party or otherwise obligated.

(b)  Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or other charge that would constitute a Supplemental Servicing Fee, and (ii) extend the Maturity Date of any Lease consistent with the Servicer’s customary practices. After such an extension, the Stated Residual Value applicable at the new Maturity Date shall be the amount to which the Outstanding Lease Balance would be expected to decline, in accordance with the Servicer’s customary procedures, after the application of all Monthly Lease Payments due prior to and on the new Maturity Date. Notwithstanding the foregoing, the Servicer may not extend the Maturity Date of a Lease in a SUBI Portfolio except in accordance with such conditions as may be set forth in the applicable SUBI Servicing Agreement Supplement.

(c)  As to any Lease Proceeds or any other payments by or on behalf of any Obligor or otherwise with respect to any Lease or Leased Vehicle including (if applicable) any proceeds of recourse payments by the originating Dealer, whether received by the Servicer through any lock box or similar mechanism used for the collection of regular periodic payments on receivables owned or serviced by it or received directly by the Servicer at any of its servicing offices, but subject to Section 2.6 with regard to Liquidation Proceeds and Insurance Proceeds:

(i)  Upon receipt of any such funds, the Servicer shall deposit such funds into its operating account and shall ascertain promptly (but in any event within two (2) Business Days) the following information: (A) the amount of each receipt, (B) the Lease Number to which such receipt relates, (C) the nature of the payment (i.e., whether a Monthly Lease Payment, Insurance Proceeds, other Liquidation Proceeds, excess mileage charge, excess wear and tear charge, payment of the Sales Proceeds of the related Leased Vehicle or any other payment by or on behalf of any Obligor), (D) the date of receipt of payment; and (E) the Portfolio to which such Lease has been allocated (collectively, the “Payment Information”).

(ii)  As to any such funds received by the Servicer accompanied by all necessary Payment Information, the Servicer shall (A) enter the Payment Information in its computer system, (B) segregate all such funds by the Portfolio(s) to which such funds relate, and (C) except as set forth in this Agreement, deposit all such funds (net of reimbursement of any Liquidation Expenses incurred by the Servicer with respect to any Leased Vehicle whose Liquidation Proceeds or Sales Proceeds are included among such funds) relating to any SUBI Portfolio as set forth in the related SUBI Servicing Agreement Supplement and (D) deposit all funds (net of reimbursement of any Liquidation Expenses incurred by the Servicer with respect to any Leased Vehicle whose Liquidation Proceeds or Sales Proceeds are included among such funds) relating to the UTI Portfolio as directed by Porsche Funding Limited Partnership.

(iii)  As to such funds received by the Servicer that are not accompanied by all Payment Information, the Servicer shall enter into its computer system such Payment Information as is available from -time to time. Upon receipt of the remaining Payment Information, the Servicer shall take the actions with respect to such funds as are set forth in Section 2.2(c)(ii). The Servicer shall use its best efforts to obtain any missing Payment Information as soon as practicable after receipt of any such funds.

(iv)  Upon the determination by the Servicer that any Lease Proceeds received by it with respect to any Lease constitute one or more Payments Ahead, the Servicer shall maintain appropriate records of such Payment Ahead so as to be able to timely apply such Payment Ahead as a Monthly Lease Payment with respect to the applicable Lease.

(d)  As to any other funds received by the Servicer with respect to any Trust Asset:

(i)  With respect to any such funds relating to a SUBI Asset, the Servicer shall deposit such funds as set forth in the appropriate SUBI Servicing Agreement Supplement; and

(ii)  With respect to any such funds relating to any UTI Asset, the Servicer shall pay such funds as directed by the holder of the UTI Certificate.

(e)  The Servicer shall from time to time, in accordance with the Origination Trust Agreement or the applicable SUBI Supplement thereto, identify and allocate on the books and records of the Origination Trust certain Leases and/or Leased Vehicles into the UTI Portfolio or one or more SUBI Portfolios, either upon the initial creation of such SUBI or periodically following its creation.

(f)  The Servicer shall account to the Origination Trust for each Portfolio of Trust Assets separately and in accordance with any supplement or amendment to this Agreement entered into with respect to such Portfolio.

Section 2.3. Records.

(a)  As to any Lease Proceeds or other receipts with respect to any Trust Asset, including without limitation Monthly Lease Payments, Liquidation Proceeds, Sales Proceeds and any other payments by or on behalf of any Obligor or otherwise with respect to any Lease or Leased Vehicle, the Servicer shall maintain or cause to be maintained such computer and manual records with respect to all such Lease Proceeds and other receipts in accordance with the customary and usual procedures of institutions which service leases with respect to similar types of vehicles.

(b)  The Servicer shall retain or cause to be retained all data (including, without limitation, computerized records), together with all operating software and appropriate documentation, relating directly to or maintained in connection with the servicing of the Leases (the “Lease Records”). The Servicer shall provide or cause to be provided to the Origination Trust upon its request, copies of all such data and appropriate documentation at all reasonable times and upon reasonable notice. The Servicer shall promptly report to the Origination Trust any failure on its part to maintain the Lease Records as herein provided and promptly take appropriate action to remedy any such failure.

(c)  If the rights of the Servicer shall have been terminated in accordance with Section 4.1(b) with regard to any Portfolio, the Servicer shall deliver to the successor servicer appointed pursuant to the terms hereof, or, if otherwise directed by the Origination Trust, to the Person so designated all such data, operating software (other than software which, by its express terms or the terms of any applicable license agreement, may not be assigned by the Servicer) and appropriate documentation necessary for the servicing of the Leases included in that Portfolio, including but not limited to the related Lease Documents and Title Documents, and all monies collected by it and required to be deposited in any account of the Origination Trust relating to that Portfolio, all related Security Deposits and any related Leased Vehicle in its possession that has been repossessed or is part of Matured Leased Vehicle Inventory and in either case has not yet been sold or otherwise disposed of pursuant to Section 2.6. In addition, the Servicer shall use its commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the Leases included in that Portfolio with respect to which such termination shall have occurred to the party that will be assuming responsibility for such servicing, including, without limitation, (i) directing Obligors to remit payments in respect of those Leases to an account or address designated by the Origination Trust or such new servicer and (ii) cooperating, without receipt of payment, as may be requested by the Origination Trust or such new servicer to achieve a transfer of data held in electronic or other form to the new servicer’s or the Origination Trust’s computer systems.

Section 2.4. Collection and Application of Security Deposits.

Subject to Section 2.3(c), the Servicer shall retain each Security Deposit remitted to it as agent and bailee for the Origination Trust and as proceeds of the Leases, and shall apply the proceeds of such Security Deposits in accordance with applicable law, its customary and usual servicing procedures and the Leases, including but not limited to using the Security Deposit in respect of any Lease for the payment of any amount resulting from the related Obligor’s default or failure to pay all amounts required to be paid under such Lease or resulting from excess mileage or excess wear and tear to the related Leased Vehicle. In the event that any Lease becomes a Charged-off Lease or, if earlier, the related Leased Vehicle is repossessed, then the related Security Deposit, to the extent permitted by such Lease and applicable law, shall thereby become Liquidation Proceeds. On at least a monthly basis or (with respect to a SUBI Portfolio) as otherwise set forth in an applicable SUBI Servicing Agreement Supplement, but otherwise as provided in Section 2.2(c)(ii), the Servicer shall remit each Security Deposit that became Liquidation Proceeds (subject to any required reimbursement of Liquidation Expenses pursuant to this Agreement) during the previous month; otherwise, each Security Deposit, after deduction for amounts applied towards the payment of any amount resulting from the related Obligor’s default or failure to pay any amounts required to be paid under such Lease or damage to the related Leased Vehicle, shall be returned to the related Obligor by the Servicer; provided, however that the Servicer may retain a Security Deposit until the Obligor has repaid all other charges owed under such Lease.

Section 2.5. Servicing Compensation: Fees, Costs and Expenses.

(a)  As compensation for the performance of its obligations under this Agreement and subject to the terms of this Section and Section 4.1(b) and the terms of any applicable SUBI Servicing Agreement Supplement, the Servicer shall be entitled to receive from the Origination Trust, on the first day of each calendar month, a fee (the “Servicing Fee”) equal to:

(i)  With respect to each SUBI Portfolio, the amount set forth in the related SUBI Servicing Agreement Supplement.

(ii)  With respect to each UTI Portfolio, such amount as shall be agreed from time to time between the holder of the UTI and the Servicer.

(iii)  In addition to the foregoing, the Servicer shall be entitled to retain as additional compensation, for each UTI or SUBI Portfolio, all Supplemental Servicing Fees.

The Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement of such expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy, as provided in Section 2.6. For so long as there shall be only one Servicer for the Origination Trust, the Servicing Fee shall, for purposes of Section 7.1(b) of the Origination Trust Agreement, be deemed to be an expense incurred with respect to the Trust Assets equally based upon the relative value of assets; if at any time the Servicer shall only service some (but not all) Portfolios, the Servicing Fee shall, for purposes of Section 7.1(b) of the Origination Trust Agreement, be deemed to be an expense incurred with respect to that discrete group of Trust Assets contained in the Portfolio(s) the Servicer then services.

(b)  As additional servicing compensation, the Servicer also shall be entitled to the earnings from the investment of Security Deposits retained as and to the extent provided in Section 2.4 hereof and as permitted by applicable law.

Section 2.6.  Repossession and Sale of Leased Vehicles.

In accordance with the servicing procedures specified in this Article II, the Servicer shall use its commercially reasonable efforts (consistent with the customary and usual procedures of institutions that service leases with respect to similar types of vehicles) to repossess or otherwise take possession of the Leased Vehicle related to any Lease that the Servicer shall have determined to be in default.

The Servicer shall, in accordance with the standards set forth in the immediately preceding paragraph:

(a)  follow such practices and procedures as it shall deem necessary or advisable in its servicing of open-end and closed-end leases for automobiles, sports utility vehicles, light-duty trucks and other vehicles, which may include reasonable efforts to realize upon any recourse to Dealers, consigning a Leased Vehicle to a motor vehicle dealer for resale or selling a Leased Vehicle at public or private sale; and

(b)  sell or otherwise dispose of each Leased Vehicle that is so repossessed, in accordance with the related Lease, or that becomes part of Matured Leased Vehicle Inventory and, if the Lease is in default, commence and prosecute any Proceedings (it deems advisable to maximize net collections) in respect of such Lease (and the related Leased Vehicle) in its own name or, if the Servicer deems it necessary, in the name of the Origination Trust.

The obligations of the Servicer under this Section are subject to the provision that, in the event of damage to a Leased Vehicle from a cause for which the Obligor under the related Lease was not required to obtain casualty insurance or maintain such insurance in full force and effect, the Servicer shall not be required to expend its own funds in repairing such Leased Vehicle unless it shall reasonably determine that such restoration will increase Liquidation Proceeds (net of Liquidation Expenses) of the related Lease by at least an equivalent amount. The Servicer shall only expend funds in connection with the repossession and/or sale of any Leased Vehicle to the extent that it reasonably determines that Liquidation Expenses will not exceed the anticipated Liquidation Proceeds. The Servicer shall be responsible for all other costs and expenses incurred by it in connection with any action taken in respect of a Lease or the related Leased Vehicle; provided, however, that subject to Section 2.5, it shall be entitled to reimbursement of such costs and expenses to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy. All Liquidation Proceeds and Insurance Proceeds shall be deposited and transferred as provided in Section 2.2. The foregoing notwithstanding, prior to transferring any such funds out of its operating account, the Servicer shall first deduct therefrom any unreimbursed Liquidation Expenses and Insurance Expenses. In connection with this Section 2.6, the Origination Trust shall grant to the Servicer a Power of Attorney in the form attached as Exhibit A with regard to the Leased Vehicles, with full power of substitution.

Section 2.7. Servicer to Act on Behalf of Origination Trust.

(a)  In order to facilitate the servicing of the Leases by the Servicer, the Origination Trust hereby appoints the Servicer as its agent and bailee to retain possession of the Lease Documents, Title Documents and any other related items that from time to time come into possession of the Servicer, and the Servicer hereby accepts such appointment.

(b)  The Servicer shall maintain each Lease Document and Title Document at its office located at 4343 Commerce Court, Suite 214, Lisle, Illinois 60532, or at such other office as shall be specified to the Origination Trust by 30 days’ prior written notice. The Servicer shall promptly report to the Origination Trust any failure on its part to retain possession of the Lease Documents or Title Documents and promptly take appropriate action to remedy any such failure.

(c)  Upon written instructions from the Origination Trust, setting forth a reasonable basis therefor, or in the exercise of its duties and powers hereunder, the Servicer shall release any Lease Document, Title Document, or other related item to the Origination Trust or its agent or designee, as the case may be, at such place or places as the Origination Trust may reasonably designate, as soon as practicable. The Servicer shall not be responsible for any loss occasioned by the failure of the Origination Trustee to return any document or any delay in doing so.

(d)  The Servicer shall be deemed to have received proper instructions from the Origination Trust with respect to any Lease Document, Title Document, any other related item or any Lease Record, upon its receipt of written instructions by a Responsible Officer of the Origination Trustee.

(e)  The Servicer shall identify from time to time all (i) periodic sales and use tax or property (real or personal) tax reports, (ii) periodic renewals of licenses and permits, (iii) periodic renewals of qualification to act as a trust and a business trust and (iv) other periodic governmental filing, registration or approvals (collectively, “Filings”) arising with respect to or required of the Origination Trust, including (in the case of clauses (ii) and (iv)) such licenses, permits, and other Filings as are required for the Origination Trust to accept assignments of Leases and to be identified as the owner of Leased Vehicles on their Certificates of Title, as contemplated by Section 2.1(a)(i). The Servicer shall also identify any surety bonds or other ancillary undertakings required of the Origination Trust in respect of any Filing. The Servicer shall timely prepare and file, or cause to be filed, with the cooperation of the Origination Trustee, on behalf of the Origination Trust with the appropriate Person each Filing and each such ancillary undertaking with a copy to the Origination Trustee. In connection with this Section 2.7(e), the Origination Trust grants to the Servicer the authority to, and will execute and deliver to the Servicer any necessary Power of Attorney in the form attached as Exhibit B, as the Servicer may require in order to effect each such Filing and ancillary undertaking. Should the Servicer at any time receive notice, or have actual knowledge, of any non-compliance with any Filing requirement, it shall promptly so notify the Origination Trustee, and shall promptly take all required action to rectify such noncompliance.

(f)  The Origination Trust shall deliver to the Servicer, promptly upon their execution and delivery by the parties thereto, the Origination Trust Agreement and of each amendment and supplement thereto, including without limitation any SUBI Supplement. The Servicer shall not act contrary to any provision of the Origination Trust Agreement, as so amended or supplemented.

(g)  The Servicer agrees to indemnify, defend and hold harmless the UTI Holder (including, if such Person is a partnership, any general partner thereof), each SUBI Holder, the Origination Trust, the Origination Trustee and their respective agents (including without limitation any Trust Agent) for (i) any and all liabilities, losses, damages and expenses that may be incurred as a result of any act or omission by the Servicer in connection with its maintenance and custody of the Lease Documents, Title Documents, Lease Records, the servicing of the Leases, the Servicer’s undertakings in clause (e) of this Section 2.7 or any other activity undertaken or omitted by the Servicer with respect to any Trust Asset or this Agreement, and (ii) any claims by third parties against the Origination Trust with respect to the UTI Portfolio or a SUBI Portfolio that the UTI Assets or the SUBI Assets for such SUBI Portfolio, respectively, are insufficient to satisfy. The obligations set forth in this Section 2.7(g) shall survive the termination of this Agreement and the Origination Trust Agreement or the resignation or removal of the Servicer or the Origination Trustee; provided, however that the provisions of this

Section 2.7(g) shall not require any successor Servicer appointed hereunder to indemnify any Person except with respect to the negligence or misconduct of such successor Servicer in performing its duties hereunder or the breach by such successor Servicer of this Agreement.

Section 2.8. Third Party Claims.

The Servicer shall promptly notify PCC (in the event that PCC is not acting as the Servicer hereunder), Porsche Funding Limited Partnership, and the Origination Trustee, on behalf of the Origination Trust, upon its learning that a claim of whatever kind that would have a material adverse impact on the UTI Holder, any SUBI Holder, the Origination Trustee, the Origination Trust or the Trust Assets, the Servicer, Porsche Funding Limited Partnership or PCC is being made by a third party with respect to any Lease or Leased Vehicle or the servicing thereof or with respect to any other Trust Assets.

Section 2.9. Insurance Policies.

The Servicer shall at all times (a) maintain or cause to be maintained by an Affiliate of the Servicer, on behalf of the Origination Trust, Insurance Policies providing for general liability and vicarious liability coverage (which may be blanket policies covering the Servicer, the Origination Trust and some or all Affiliates of the Servicer) with respect to the Leases, the Leased Vehicles and the Obligors (and shall cause each such Insurance Policy maintained by it or any of its Affiliates to name the Origination Trust as an additional insured or loss payee, as appropriate) of at least the types and in at least the same amounts as are customarily maintained by originators and servicers of leases with respect to similar vehicles, and (b) upon its termination as Servicer as to all or any part of the Trust Assets either continue such coverage of the Origination Trust under such Insurance Policies or provide for equivalent coverage by any substitute or successor Servicer.

Section 2.10. Servicer Not to Resign; Assignment.

(a)  Except as provided in Section 4.1(b), the Servicer shall not resign from the duties and obligations hereby imposed on it as Servicer except upon determination by its Board of Directors that by reason of change in applicable legal requirements the continued performance by the Servicer of its duties as Servicer under this Agreement would cause it to be in violation of such legal requirements in a manner that would result in a material adverse effect on the Servicer or its financial condition, said determination to be evidenced by a Board Resolution to such effect accompanied by an Opinion of Counsel to such effect. No such resignation shall become effective unless and until a new servicer is willing to service the Leases and enters into a servicing agreement with the Origination Trust, such agreement to have substantially the same provisions as this Agreement. The Origination Trust shall not unreasonably fail to consent to such a servicing agreement.

(b)  Subject to paragraph (c) of this Section, the Servicer may not assign this Agreement or any of its rights, powers, duties or obligations hereunder; provided, however, that the Servicer may assign this Agreement in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with Section 2.13.

(c)  The Servicer may, at any time without notice or consent, delegate (i) any or all duties under this Agreement to any Person more than 50% of the voting securities of which are owned, directly or indirectly, by Porsche AG, so long as PCC acts as Servicer, or (ii) specific duties to sub-contractors who are in the business of performing such duties; provided, however, that no such delegation shall relieve the Servicer of its responsibility with respect to such duties and the Servicer shall remain obligated and liable to the Origination Trust and the holders of the UTI and the SUBIs for servicing and administering the Trust Assets in accordance with this Agreement as if the Servicer alone were performing such duties.

(d)  Except as provided in paragraphs (a), (b) and (c) above, the duties and obligations of the Servicer under this Agreement shall continue until this Agreement shall have been terminated as provided in Section 6.1 and shall survive the exercise by the Origination Trust, of any right or remedy under this Agreement or the enforcement by the Origination Trust, of any provision of the Origination Trust Documents.

Section 2.11. Obligor Insurance Coverage in Respect of Leased Vehicles.

The Servicer shall use reasonable efforts to ensure that the Obligor under each Lease shall have, and maintain in full force and effect during the term of such Lease, a comprehensive, collision and property damage insurance policy covering the actual cash value of the Leased Vehicle to which such Lease relates and naming the Origination Trust as a loss payee and additional insured, as well as public liability, bodily injury and property damage coverage equal to the greater of the amounts required by applicable state law or industry standards as set forth in the Lease, and naming the Origination Trust as an additional insured. The Servicer shall, on at least a monthly basis, remit any proceeds of such Insurance Policy that the Servicer may receive with respect to a Leased Vehicle in accordance herewith.

In the event that at any time any proceeds of such insurance policy would be recoverable and otherwise paid to the Obligee as loss payee but for the fact that: (a) such insurance policy has lapsed (without the obtaining by the related Obligor (or the Servicer, on behalf of such Obligor) of a new insurance policy meeting the requirements of the immediately preceding sentence); (b) the Servicer has failed to maintain the Origination Trust’s rights to receive all proceeds of such insurance policy up to the full amount of the Obligor’s obligations under the related Lease (but not exceeding the policy limits); or (c) such insurance policy has not been maintained in full force and effect prior to the Maturity Date of such Lease, the Servicer shall, as soon as reasonably practicable, remit an amount of cash equal to such amounts as would at such time otherwise be recoverable in respect of such Leased Vehicle as Insurance Proceeds, but only if the events described in subsections (a), (b) or (c) above have occurred because the Servicer did not follow its customary insurance tracking and monitoring procedures. The foregoing obligation of the Servicer shall survive the resignation of the Servicer or any termination of it as Servicer under this Agreement pursuant to Section 4.1(b) hereof.

Section 2.12. Certificates of Title.

In connection with the filing of applications for Certificates of Title to the Leased Vehicles, the Servicer shall arrange for the new Certificate of Title identifying the Origination Trust, or its nominee, as the owner of each Leased Vehicle, to be issued by the appropriate

Registrar of Titles and to be delivered to the Servicer to be held by the Servicer, as agent and bailee on behalf of the Origination Trust.

Section 2.13. Corporate Existence; Status; Merger.

(a)  The Servicer shall keep in full effect its existence, rights and franchises as a corporation and shall continue to be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and shall take such actions under the laws of each state as shall be necessary to protect the validity and enforceability of, or to permit the Servicer to perform its obligations under, the Origination Trust Documents.

(b)  Any corporation or other entity (i) into which the Servicer may be merged or consolidated, (ii) that may result from any merger, conversion, or consolidation to which the Servicer is a party, or (iii) that may succeed by purchase and assumption of all or substantially all of the business of the Servicer, where the Servicer in any of the foregoing cases is not the surviving entity, which corporation or other entity in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without any further act on the part of any of the parties to this Agreement; provided, however, that the Servicer shall have delivered to the Origination Trustee a certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section. The Servicer shall promptly inform the Origination Trustee and each Rating Agency of any such merger, conversion, consolidation or purchase and assumption where the Servicer is not the surviving entity.

ARTICLE III

STATEMENTS AND REPORTS

Section 3.1. Reporting by the Servicer.

From and after the creation of the first SUBI, on or prior to the tenth (10th) day of each calendar month, the Servicer shall (a) cause to be delivered to the Origination Trust a revised Schedule of Leases and Leased Vehicles, containing data as of the last day of the prior calendar month, and (b) cause to be delivered to the Origination Trust a report in respect of the prior calendar month, setting forth (i) any information relating to the Leases or the Leased Vehicles that normally would be available from a services of leases with respect to similar types of vehicles and is reasonably requested by the Origination Trust and (ii) if required, any additional information required by the terms of any Financing.

Section 3.2. Annual Certificate of Servicer.

From and after the creation of the first SUBI, within 120 days after December 31 of each calendar year, the Servicer shall deliver a certificate to the Origination Trust to the effect that a review of the activities of the Servicer during the prior calendar year (or since the commencement of the Origination Trust in the case of the first such Officer’s Certificate) has been made by the Servicer with a view to determining whether during such period the Servicer has performed and observed all of its obligations under this Agreement, and either (i) stating that, to the best of his or her knowledge, no default by the Servicer under this Agreement has occurred and is continuing, or (ii) if such a default has occurred and is continuing, specifying such default and the nature and status thereof.

ARTICLE IV

SERVICER TERMINATION EVENTS

Section 4.1. Servicer Termination Events; Termination of Servicer.

(a)  Any of the following acts or occurrences shall constitute a Servicer Termination Event with respect to a SUBI Portfolio:

(i)  The Servicer shall have failed to deposit or transfer any amounts in excess of $500,000 in the aggregate at any time outstanding that are required to be deposited or transferred with respect to such SUBI Portfolio pursuant to Section 2.2 hereof, which failure continues for five (5) Business Days after the earlier of the discovery of such failure by an officer of the Servicer or receipt by the Servicer of written notice thereof from the Origination Trustee or any holder of a SUBI Certificate with respect to such SUBI Portfolio;

(ii)  The Origination Trust shall not have received any report required to be delivered with respect to such SUBI Portfolio pursuant to Section 3.1 hereof within ten (10) Business Days after the date any such report is due;

(iii)  The Servicer shall default in the due performance and observance of any other provision of this Agreement with respect to such SUBI Portfolio, which default materially and adversely affects the rights of any holder of a SUBI Certificate with respect to such SUBI Portfolio, and such default shall have continued for a period of 60 days after written notice thereof shall have been given to the Servicer by the Origination Trustee;

(iv)  The entry of a decree or order for relief by a court or regulatory authority having jurisdiction over the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future federal or State bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

(v)  The commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or State bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

(vi)  Any representation, warranty or statement of the Servicer with respect to such SUBI Portfolio made in this Agreement or any other Origination Trust Document to which it is a party or by which it is bound or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made and, within 60 days after written notice thereof shall have been given to the Servicer by the Origination Trust, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured.

The Origination Trust shall give to the Servicer notice of a violation of clauses (iii) or (vi) above promptly upon a Responsible Officer of the Origination Trustee becoming actually aware of any such default by the Servicer.

Notwithstanding the foregoing, a delay or failure in the performance referred to under clause (i) above for a period often (10) Business Days, or referred to in clause (ii) above for a period of twenty (20) Business Days, or referred to in clause (iii) for a period of ninety (90) days, or referred to in clause (vi) for a period of sixty (60) days, shall not constitute a Servicer Termination Event if arising from a Force Majeure Event. Upon the occurrence of a Force Majeure Event, the Servicer shall not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner, and the Servicer shall provide to the Origination Trust prompt notice of such failure or delay, together with a description of its efforts to perform its obligations.

(b)  If a Servicer Termination Event shall have occurred and be continuing with respect to a SUBI Portfolio, the Servicer may remedy such Servicer Termination Event with respect to such SUBI Portfolio, or the Origination Trust may, by notice given to the Servicer, terminate all or a portion of the rights and powers of the Servicer under this Agreement with respect to such SUBI Portfolio, including all or a portion of the rights of the Servicer to receive the servicing compensation with respect to such SUBI Portfolio provided for in Section 2.5 hereof for all periods following such termination; provided, however that in no event shall the rights and powers of the Servicer be terminated until such time as the Origination Trust shall have appointed a successor servicer in the manner set forth below. Upon any such termination, all rights, powers, duties and responsibilities of the Servicer under this Agreement with respect to such SUBI Portfolio, whether with respect to the related Lease Documents, the related Title Documents or Lease Records, the Servicing Fee or otherwise, so terminated shall vest in and be assumed by any successor servicer appointed by the Origination Trust pursuant to a servicing agreement with the such SUBI Portfolio, containing substantially the same provisions as this Agreement (including with respect to the compensation of such successor servicer), and the successor servicer is hereby irrevocably authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect such vesting and assumption, including, without limitation, directing some or all of the Obligors with respect to such SUBI Portfolio to remit Monthly Lease Payments and all other payments on or in respect of the Leases and the Leased Vehicles to an account or address designated by such new servicer. Further, in such event, the Servicer shall use its commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the affected Leases with respect to such SUBI Portfolio to the new servicer (including transfer of any Security Deposits being held by the

Servicer with respect to such SUBI Portfolio pursuant to Section 2.4), and as promptly as practicable, the Servicer shall provide to the new servicer a current computer tape containing all information from the Lease Records with respect to such SUBI Portfolio required for the proper servicing of the affected Leases, together with documentation containing any and all information necessary for use of the tape.

(c)  The Origination Trust may waive in writing any Servicer Termination Event by the Servicer in the performance of its obligations hereunder and its consequences with respect to such SUBI Portfolio. Upon any such waiver of a past Servicer Termination Event, such Servicer Termination Event shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other Servicer Termination Event or impair any right consequent thereon.

(d)  The UTI Holder may, upon written notice to the Servicer, terminate all or a portion of the rights and powers of the Servicer with respect to the UTI under this Agreement, unless otherwise provided in a UTI Servicing Agreement Supplement.

ARTICLE V

MISCELLANEOUS

Section 5.1. Termination of Agreement.

This Agreement shall, except as otherwise provided herein, terminate upon the earliest of (a) the termination of the Origination Trust; (b) the discharge of the Servicer in accordance with the terms hereof; or (c) the mutual written determination of the parties hereto. Upon termination of this Agreement, the Servicer shall pay over to the Origination Trust, or any other Person entitled thereto, all monies held by the Servicer on behalf of the Origination Trust pursuant to this Agreement.

Section 5.2. Amendment.

(a)  This Agreement may be amended from time to time in a writing signed by the Origination Trust and the Servicer.

(b)  In particular, but without limiting the foregoing, this Agreement may be amended by means of one or more SUB! Servicing Agreement Supplements in connection with any Financings. Such supplemental agreements may provide, among other things, for further specific servicing obligations relating to SUBI Assets for the particular benefit of holders of related SUBIs. Such supplemental agreements may permit the termination of this Agreement insofar as it applies to such SUBI Assets upon the terms and conditions set forth therein; however, no such supplemental agreement shall permit the termination of this Agreement insofar as it applies to other Trust Assets except as provided herein.

(c)  Any amendment or modification effected contrary to the provisions of this Section shall be void.

Section 5.3. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

Section 5.4. Notices.

All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, any prepaid courier service, or by telecopier, and addressed in each case as follows: (a) if to PCC or the Servicer, at 4343 Commerce Court, Suite 214, Lisle, Illinois 60532, Attention: Robert Dwyer (telecopier no. (630) 505-1755); and (b) if to the Origination Trust, at Wilmington Trust Company, 1100 N. Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, (Telecopier No. (302) 651-8882). PCC, the Servicer or the Origination Trustee may change its address for notices hereunder by giving notice of such change to the other such Persons. All notices and demands shall be deemed to have been given upon delivery or tender of delivery thereof to any officer of the Person entitled to receive such notices and demands at the address of such Person for notices hereunder.

Section 5.5. Severability.

If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement, and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining covenants, agreements and provisions, or the rights of any parties hereto. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

Section 5.6. Inspection and Audit Rights.

The Servicer agrees that, on reasonable prior notice, it will permit any representative, agent or designee of the Origination Trust, during the normal business hours of the Servicer, to examine all books of account, records, reports and other papers of the Servicer relating to the Trust Assets, to make copies and extracts therefrom, to cause such books to be audited by independent accountants selected by the Origination Trust, and to discuss the affairs, finances and accounts relating to the Trust Assets with its officers, employees and independent accountants (and by this provision the Servicer hereby authorizes such independent accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Such rights shall include, but shall not be limited to, any off-site storage facilities at which any data (including, without limitation, computerized records), together with all operating software and appropriate documentation, may be held. The Origination Trust and the Origination Trustee agree to keep confidential all the confidential information of the Servicer acquired during any such examination as if such information were its own confidential information, except to the extent necessary for the purposes of this Agreement.

Section 5.7. Binding Effect.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto, and all such provisions shall inure to the benefit of the Origination Trust.

Section 5.8. Article and Section Headings.

The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 5.9. Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

Section 5.10. Rights Cumulative.

All rights and remedies from time to time conferred upon or reserved to the Origination Trust, the Origination Trustee (or any of them, on behalf of the Origination Trust, PCC or the Servicer or to any or all of the foregoing are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

Section 5.11. Further Assurances.

Each party will do such acts, and execute and deliver to any other party such additional documents or instruments as may be reasonably requested in order to effect the purposes of this Agreement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.

Section 5.12. Third-Party Beneficiaries.

This Agreement will inure to the benefit of and be binding upon the parties hereto and each of the beneficiaries of the Origination Trust (and each pledgee of a UTI Pledge and any Person for whose benefit such pledgee holds such UTI Pledge), who shall be considered to be third-party beneficiaries hereof Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

Section 5.13. No Waiver.

No waiver by any party hereto of any one or more defaults by any other party or parties in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law, in equity or otherwise.

Section 5.14. Non-Petition Covenant.

The Servicer covenants and agrees that prior to the date which is one year and one day after the date upon which all obligations under each Financing has been paid in full, the Servicer will not institute against, or join any other person in instituting against PCC, the Origination Trust, Porsche Funding Limited Partnership, PFC, any Special Purpose Entity, or any general partner of a Special Purpose Entity that is a partnership, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law. This Section shall survive the termination of this Agreement or the resignation or removal of the Servicer under this Agreement.

Section 5.15. Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Origination Trust in the exercise of the powers and authority conferred and vested in it under the Origination Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Origination Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Origination Trust and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Origination Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Origination Trust under this Agreement or the other Origination Trust Documents except in accordance with the provisions of the Origination Trust Agreement.

Section 5.16. Series Liabilities.

It is expressly understood and agreed by the Servicer, and all persons claiming through the Servicer, the Origination Trust is a series trust pursuant to Sections 3804 and 3806(b)(2) of the Delaware Business Trust Act. As such, separate and distinct records shall be maintained for the UTI Portfolio and each SUBI Portfolio and the Trust Assets associated with the UTI Portfolio and each SUBI Portfolio shall be held and accounted for separately from the other assets of the Origination Trust. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the UTI and each SUBI shall be enforceable against the UTI Portfolio or the related SUBI Portfolio only, and not against the Trust Assets generally or the assets of any other SUBI Portfolio.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

PORSCHE CREDIT CORPORATION

By:	/s/ Robert E. Dwyer, President
Robert E. Dwyer, President

PORSCHE LEASING LTD.

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Origination Trustee

By:	/s/ Jill K. Morrison

Name:	Jill K. Morrison

Title:	Administrative Account Manager

EXHIBIT A

TO

SERVICING AGREEMENT

POWER OF ATTORNEY PURSUANT TO SECTION 2.6 OF

AMENDED AND RESTATED SERVICING AGREEMENT

KNOW ALL PERSONS BY THESE PRESENTS, that PORSCHE LEASING LTD. (“Grantor”), a Delaware business trust located at 1100 N. Market Street, Wilmington, DE 19890, does hereby appoint PORSCHE CREDIT CORPORATION (“Grantee”), a Delaware corporation located at 4343 Commerce Court, Suite 214, Lisle IL 60532, as its attorney-in-fact, with full power of substitution, and hereby authorizes and empowers Grantee, in the name of and on behalf of Grantor, to take the following actions from time to time with respect to the motor vehicles referred to in the Amended and Restated Servicing Agreement dated as of November 14, 1997 between Grantor and Grantee as “Leased Vehicles” and described in the currently-effective “Schedule of Leases and Leased Vehicles”, as defined therein (such motor vehicles, the “Motor Vehicles”), a copy of which “Schedule of Leases and Leased Vehicles” is maintained by the Grantee and that is incorporated herein by this reference, for the purpose of enabling Grantee in the name of the Grantor to transfer, liquidate or dispose of the Motor Vehicles, upon such terms and conditions as Grantee deems advisable, namely:

1.  Sign Grantor’s name to any certificates of title, assignments of title, transfers of title or registration, or applications for title or registration, or application for transfer of title or registration, or similar forms, with respect to any of the Motor Vehicles; and

2.  Execute and deliver any and all instruments and take any and all further action in the name of and on behalf of Grantor as may be required or deemed desirable to accomplish any and all of the foregoing and carry out the purposes of this Power of Attorney.

Grantee is hereby empowered to do any and all lawful acts requisite for effecting the transfer of the Motor Vehicles and Grantor hereby ratifies and confirms any and all lawful acts that Grantee shall do pursuant to and in conformity with this Power of Attorney.

This Power of Attorney is revocable upon notice by Grantor, and if not earlier revoked shall expire upon the earlier of (a) the termination of that certain Amended and Restated Trust Agreement dated as of November 14, 1997, by and among Porsche Funding Limited Partnership, and Wilmington Trust Company, as Trustee, and (b) the termination of that certain Amended and Restated Servicing Agreement dated as of November 14, 1997, by and between Grantor and Grantee, as each is amended from time to time.

Grantor executes this power of attorney with the intent to be legally bound hereby, and with the intent that the execution shall have the full dignity afforded by the accompanying witnessing and notarization and all lesser dignity resulting from the absence of such witnessing and notarization or any combination thereof.

Dated this ___ day of _______, 199_.

PORSCHE LEASING LTD.

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Origination Trustee

By:

Name:

Title:

[CORPORATE SEAL]

Address:	1100 N. Market Street
Wilmington, DE 19890
Attention: Corporate Trust
Administration

Signed, sealed and delivered in the presence of:

[Unofficial Witness]

STATE OF ______________)

   ) SS:

COUNTY OF  ___________)

I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that [_________], whose name as [______________] of Wilmington Trust Company, a Delaware corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day, that, being informed of the contents thereof, he, as such officer and with full authority, executed the same voluntarily for and as the act of said entity.

Given under my hand and official seal, this __ day of ____________, 199__.

(SEAL)	NOTARY PUBLIC

My Commission Expires:____________________

EXHIBIT B

TO

SERVICING AGREEMENT

POWER OF ATTORNEY PURSUANT TO SECTION 2.7(e) OF

AMENDED AND RESTATED SERVICING AGREEMENT

KNOW ALL PERSONS BY THESE PRESENTS, that PORSCHE LEASING LTD. (“Grantor”), a business trust formed under the laws of the State of Delaware, does hereby appoint Porsche Credit Corporation (“Grantee”), a Delaware corporation located at 1100 N. Market Street, Wilmington, DE 19890, as its attorney-in-fact, with full power of substitution, and hereby authorizes and empowers Grantee, in the name of and on behalf of Grantor, to take the following actions from time to time with respect to certain filings referred to in the Amended and Restated Servicing Agreement dated as of November 14, 1997 between Grantor and Grantee, for the purposes of enabling Grantee in the name of the Grantor to

1.  Sign Grantor’s name to any (i) periodic sales and use or property (real or personal) tax reports, (ii) periodic renewals of licenses and permits, (iii) periodic renewals of qualification to act as a trust and a business trust, or (iv) other periodic governmental filing, registration or approvals (collectively, “Filings”), arising with respect to or required of the Grantor; and

2.  Identify any surety bonds or other ancillary undertakings required of the Grantor in respect of any Filing, execute and deliver any and all instruments and take any and all further action in the name of and on behalf of Grantor as may be required or deemed desirable to accomplish any and all of the foregoing and carry out the purposes of this Power of Attorney.

Grantee is hereby empowered to do any and all lawful acts requisite for effecting such Filings and the payment of such fees, costs and taxes as necessary to complete these actions, and Grantor hereby ratifies and confirms any and all lawful acts that Grantee shall do pursuant to and in conformity with this Power of Attorney.

This Power of Attorney is revocable upon notice by Grantor, and if not earlier revoked shall expire upon the earlier of (a) the termination of that certain Amended and Restated Trust Agreement dated as of November 14, 1997, by and among Porsche Funding Limited Partnership and the Wilmington Trust Company as Trustee and (b) the termination of that certain Amended and Restated Servicing Agreement dated as of November 14, 1997, by and between Grantor and Grantee.

Grantor executes this power of attorney with the intent to be legally bound hereby, and with the intent that the execution shall have the full dignity afforded by the accompanying witnessing and notarization and all lesser dignity resulting from the absence of such witnessing and notarization or any combination thereof.

B-1

Dated this __ day of ____________, 199_.

PORSCHE LEASING LTD.
PORSCHE LEASING LTD.

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Origination Trustee

By:

Name:

Title:

[CORPORATE SEAL]

Address:	1100 N. Market Street
Wilmington, DE 19890
Attention: Corporate Trust
Administration

Signed, sealed and delivered

in the presence of:

[Unofficial Witness]

B-2

STATE OF ______________)

   ) SS:

COUNTY OF  ___________)

I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that _________, whose name as ______________ of Wilmington Trust Company, a Delaware corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day, that, being informed of the contents thereof, he, as such officer and with full authority, executed the same voluntarily for and as the act of said entity.

Given under my hand and official seal, this __ day of __________, 199_.

(SEAL)	NOTARY PUBLIC

My Commission Expires:____________________

B-3